State Street Bank and Trust Company

100 Huntington Avenue

Boston, Massachusetts 02116

Attention: Louis D. Abruzzi, Jr., Senior Vice President

Re:	American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Fund”) has established three new series, American Beacon Earnest Partners Emerging Markets Equity Fund, American Beacon SGA Global Growth Fund, and American Beacon Acadian Emerging Markets Managed Volatility Fund (each a “Portfolio”).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December 1, 1997 between the Fund and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Fund hereby requests that you act as Custodian for the Portfolios.

For convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President
Effective Date: August 28, 2013

Schedule D

American Beacon Funds

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Earnest Partners Emerging Markets Equity Fund

American Beacon Emerging Markets Fund

American Beacon Flexible Bond Fund

American Beacon High Yield Bond Fund

American Beacon Holland Large Cap Growth Fund

American Beacon Intermediate Bond Fund

American Beacon International Equity Fund

American Beacon International Equity Index Fund

American Beacon Large Cap Growth Fund

American Beacon Large Cap Value Fund

American Beacon London Company Income Equity Fund

American Beacon Mid-Cap Value Fund

American Beacon Retirement Income & Appreciation Fund

American Beacon S&P 500 Index Fund

American Beacon Short-Term Bond Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Index Fund

American Beacon Small Cap Value Fund

American Beacon Small Cap Value II Fund

American Beacon SGA Global Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Treasury Inflation Protected Securities Fund

American Beacon Zebra Global Equity Fund

American Beacon Zebra Small Cap Equity Fund